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INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36701 of Complete Business Solutions, Inc. on Form S-4 of our report dated February 9, 1998 appearing in this Form 8-K/A relating to our audits of the financial statements for the years ended December 31, 1997, 1996 and 1995 of c.w. Costello & Associates, inc.

DELOITTE & TOUCHE
Hartford, Connecticut
March 23, 1998